SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2001

VAIL BANKS, INC.

(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization		Identification No.)

108 S. Frontage Road West
Suite 101
Vail, Colorado	81657
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4.	CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANTS

On May 7, 2001 the Audit Committee of the Board of Directors of Vail Banks, Inc. (“Vail Banks”) approved the engagement of Dalby Wendland  & Co., P.C. (“Dalby Wendland”) as its independent auditors and recommended that the Board of Directors approve such engagement.  On May 21, 2001 the Board of Directors of Vail Banks approved the engagement of Dalby, Wendland as its independent auditors.

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

/s/ Lisa M. Dillon By: Lisa M. Dillon, President

May 25, 2001 Date